UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GLOSSARY

ACC — Arizona Corporation Commission

APS — Arizona Public Service Company, a subsidiary of the Company

Company or Pinnacle West — Pinnacle West Capital Corporation

FERC — Federal Energy Regulatory Commission

kWh — kilowatt hour, one thousand watts per hour

March 1 Form 8-K — Pinnacle West’s Current Report on Form 8-K filed on March 1, 2005

PSA — power supply adjuster proposed in the 2004 Settlement Agreement

PWEC Dedicated Assets — the following Pinnacle West Energy Corporation power plants: Redhawk Units 1 and 2, West Phoenix Units 4 and 5 and Saguaro Unit 3

2004 Form 10-K — the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2004

2004 Settlement Agreement — an agreement proposing terms under which APS’ general rate case would be settled

Item 8.01. Other Events

     APS General Rate Case; 2004 Settlement Agreement

     On March 28, 2005, the ACC voted to approve the recommended order of the ACC administrative law judge in APS’ general rate case with certain modifications. For additional information regarding the rate case, see “APS General Rate Case; 2004 Settlement Agreement” in Note 3 of Notes to Consolidated Financial Statements in the 2004 Form 10-K and “Recommended Order in APS General Rate Case” in Item 8.01 of the March 1 Form 8-K. The primary modifications to the recommended order are:

•	Provisions of the PSA were modified as follows:

•	APS will record deferrals for recovery or refund to the extent actual fuel and purchased power costs vary from $0.020743 per kWh;

•	amounts to be recovered or refunded through the PSA are limited to plus or minus $0.004 per kWh over the life of the PSA;

•	in addition, the ACC decision provides for a surcharge mechanism as follows:

•	each time the accumulated pretax net deferrals reach $50 million, APS must notify the ACC, but prior to the deferral balance exceeding $100 million, APS must file with the ACC to recover or refund such deferral balance through a surcharge;

•	amounts recovered or refunded through any surcharge are not included in the $0.004 per kWh PSA limit; and

•	the recoverable amount of net fuel and purchased power costs is capped at $776.2 million per year. APS does not expect such costs to exceed $776.2 million in 2005 or 2006.

•	The self-build moratorium for generating plants to be in service prior to January 1, 2015 was modified to include acquisition of a generating unit, or an interest in a generating unit, from any utility or merchant generator without prior ACC approval.

     As a result of the ACC’s approval, the provisions of the 2004 Settlement Agreement, including an annual retail rate increase of approximately 4.21%, will become effective on April 1, 2005. This increase does not include the impact of the PSA, which is estimated to be 5% in 2006. These increases could be further impacted if the ACC approves additional surcharges. The acquisition by APS of the PWEC Dedicated Assets from Pinnacle West Energy Corporation is subject to approval by the FERC.

Forward-Looking Statements

     This document contains forward-looking statements based on current expectations, and neither Pinnacle West nor APS assumes any obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements are often identified by words such as “estimate,” “predict,” “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to:

•	state and federal regulatory and legislative decisions and actions, including any wholesale electric price mitigation plan adopted by the FERC;

•	the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition;

•	the outcome of regulatory, legislative and judicial proceedings relating to the restructuring;

•	market prices for electricity and natural gas;

•	power plant performance and outages, including transmission outages and constraints;

•	weather variations affecting local and regional customer energy usage;

•	customer growth and energy usage;

•	regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile purchased power and fuel costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies;

•	the cost of debt and equity capital and access to capital markets;

•	the uncertainty that current credit ratings will remain in effect for any given period of time;

•	our ability to compete successfully outside traditional regulated markets (including the wholesale market);

•	the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	changes in accounting principles generally accepted in the United States of America and the interpretation of those principles;

•	the performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to Pinnacle West’s pension plan and APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits;

•	technological developments in the electric industry;

•	the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West and APS.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: March 29, 2005	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: March 29, 2005	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

4